                                                                    EXHIBIT 10.6
                                                                    ------------

  CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
     EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
                       ASTERISKS (*) DENOTE SUCH OMISSIONS.

                                OMNIBUS AGREEMENT


THIS OMNIBUS AGREEMENT is made and entered into as of August 26, 1999 (the "Effective Date"),

BY AND BETWEEN:

     NORTEL NETWORKS INC., a corporation organized and existing under the laws of the State of Delaware, having a place of business at 2221 Lakeside Blvd., Richardson, Texas 75082 (hereinafter referred to as "NNI"), on behalf of itself, and Nortel Networks Corporation and its other Subsidiaries (hereinafter collectively referred to as "Nortel").

AND:

     Avici Systems Inc., a corporation organized and existing under the laws of the State of Delaware having a place of business at 101 Billerica Avenue, North Billerica, MA 01862 (hereinafter referred to as "Avici").

WHEREAS, in early 1998, to meet anticipated market requirements for terabit routers, Nortel and Avici entered into a comprehensive relationship ("Relationship"), which:

     (a) was structured to expedite the time to market for Avici's Terabit Switch Router system ("TSR"); and

     (b) included, among other components, technology collaboration, market collaboration and an equity investment by Nortel in Avici as more particularly described in the Prior Agreements; and,


WHEREAS, the Parties have agreed to alter salient elements of the Relationship;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, the Parties agree as follows:

1.  DEFINITIONS


    1.1. Capitalized terms used herein without definition have the meanings ascribed to them in Appendix I annexed hereto.

2.  TERMINATION OF AGREEMENTS



    2.1. Distribution Agreement. The Distribution Agreement is hereby terminated by mutual agreement of the Parties. The Distribution Agreement shall be of no further force or effect; provided, however, that the provisions enumerated in Section 28 of the Distribution Agreement shall survive termination of the Distribution Agreement as set forth therein.

    2.2.  Technology License Agreement.

          (a) The Technology License Agreement is hereby terminated by mutual agreement of the Parties. The Technology License Agreement shall be of no further force or effect; provided, however, that the provisions enumerated in Section 18.10 of the Technology License Agreement shall survive termination of the Technology License Agreement as set forth therein.

          (b) Notwithstanding Section 2.2(a) of this Agreement or Section 18.10 of the Technology License Agreement, upon termination of the Technology License Agreement Section 18.6 of the Technology License Agreement shall terminate and be of no further force or effect.

    2.3.  Assistance Agreement.

          (a) Notwithstanding anything to the contrary in the Assistance Agreement or any Activity Description, the Assistance Agreement shall terminate by mutual agreement of the Parties only upon the termination of the final Activity Description listed in Section
               3.1 of this Agreement, at which time the Assistance Agreement shall be of no further force or effect; provided, however, that the provisions enumerated in Section 4.11 of the Assistance Agreement shall survive termination of the Assistance Agreement as set forth therein.

          (b) Notwithstanding Section 2.3(a) of this Agreement or Section 4.11 of the Assistance Agreement, upon termination of the Assistance Agreement, Sections 4.9 and 6.3 of the Assistance Agreement shall terminate and be of no further force or effect.

3.  PERFORMANCE OF ACTIVITY DESCRIPTIONS, CONFIDENTIAL INFORMATION, AND LICENSES


    3.1. Performance. For each of the Assistance Activities listed below, and subject to the terms and conditions of this Section 3, Nortel and Avici shall perform such Assistance Activity in accordance with the terms and conditions set out in the associated Activity Description:

          (a) The Assistance Activity described in Activity Description 98-011 ("Flute ASIC Part 2");

          (b) The Assistance Activity described in Activity Description 98-017 ("EMC Module and Shelf Design Adaptation"), as amended by an "Amendment #1 to Activity Description 98-017", dated as of
               July 2, 1999;

          (c) The Assistance Activity described in Activity Description 98-018 ("TSR Product Line Management"), provided that Nortel shall be able to remove its employee, Gerald de Grace, from this Assistance Activity at any time after August 30, 1999; and

          (d) The Assistance Activity described in Activity Description 98-021 ("Flute ASIC Part 3").


    3.2. License Grant With Respect to Nortel Background IPR. With respect to Nortel Background IPR contained in Contracted Work and such other assistance as Nortel may have provided Avici in connection with the development of Contracted Work (only as such assistance is described under the Activity Descriptions), Nortel hereby grants to Avici a non-exclusive, worldwide, royalty-free, perpetual, irrevocable and transferable license, with the right to sublicense, to use, copy, modify, have modified, enhance, improve, display, distribute (directly or indirectly), make derivative works of, license and otherwise commercially exploit such Nortel Background IPR and Nortel assistance solely in connection with the development, manufacture, marketing, sale and support of Avici Products.

    3.3.  Confidential Information.  Except as provided in Sections 3.4, 3.5 and
          4.1 of this Agreement, each Party ("Receiving Party") represents and warrants that it shall not use the Confidential Information, Intellectual Property Rights or Technology of the other Party ("Disclosing Party") for any purpose whatsoever, including, without limitation, for research or product development purposes, and without limiting the generality of the foregoing, each Party represents and warrants that it has not incorporated, and shall not incorporate, the Confidential Information, Intellectual Property Rights, or Technology of the other Party in any of its products or technology. Upon completion of each Activity Description listed in Section 3.1 of this Agreement,

          Confidential Information of Disclosing Party that is no longer required to be retained for the purposes set forth in Section 4.1 of this Agreement shall be returned to Disclosing Party in accordance with such Section 4.1.

    3.4. Notwithstanding anything else in this Agreement or any of the Prior Agreements, neither Party shall be bound by any obligations restricting disclosure, return, and use set forth in this Agreement or any of the Prior Agreements with respect to Confidential Information, or any part thereof, which:

       (a) was known by Receiving Party prior to disclosure, as evidenced by its business records;

       (b) was lawfully in the public domain prior to its disclosure, or becomes publicly available other than through a breach of this Agreement;

       (c) was disclosed to Receiving Party by a third party provided such third party or any other party from whom such third party receives such information is not in breach of any confidentiality obligation in respect of such information;

       (d) is independently developed by Receiving Party, as evidenced by its business records; or

       (e) is disclosed when such disclosure is compelled pursuant to legal, judicial, or administrative proceeding, or otherwise required by law, subject to Receiving Party giving all reasonable prior notice to Disclosing Party to allow it to seek protective or other court orders.

  3.5 Subject to Section 3.4, notwithstanding anything else in this Agreement or any of the Prior Agreements, nothing in this Agreement or the Prior Agreements shall be construed as precluding or preventing Receiving Party from accidentally using the Residuals of Disclosing Party's Confidential Information for any purpose, including use in the development, testing, manufacture, acquisition, marketing and maintenance of Receiving Party's products and services, provided that this right with regard to Residuals does not represent, and shall in no event be deemed to grant to either Party, a license either expressly, by implication, estoppel or otherwise under the other Party's patents, copyrights, mask works or other United States or foreign intellectual property rights. This Section 3.5 will not be interpreted to prevent a party from making the decision not to pursue a particular development path based on knowledge that it would be inefficient or uneconomical to do so.

4.  RETURN OF MATERIALS AND EQUIPMENT


    4.1. Subject to Section 3.4 of this Agreement, except to the extent retention of Confidential Information is required by either Party (a) to fulfill its obligations under Section 3.1 hereof, (b) to fulfill its obligations under any agreement between the Parties not terminated by this Agreement, including without limitation, the EMC Supply Agreement dated as of May 5, 1999, (c) to exercise any surviving license of Intellectual Property Rights granted pursuant to this Agreement, the Assistance Agreement or the Technology License Agreement, each Party shall, within four (4) weeks following the Effective Date:

          (a) return to the other Party, or destroy, at the other Party's option, all Confidential Information, Intellectual Property Rights, and Technology of the other Party in its possession or control, and other materials (including any notes, extracts, summaries or analyses), whether in written or electronic form, that disclose or embody such Confidential Information, Intellectual Property Rights, and Technology; and

          (b)   certify in writing its compliance with the foregoing provision.

       Notwithstanding anything in this Section 4.1, each Party may retain one copy of the Confidential Information for archival purposes only, which copy can only be accessed to resolve disputes.

  4.2 Return of TSR Equipment. Without limiting the provisions of Section 4.1 of this Agreement, Nortel shall promptly return all TSR equipment (the cost of such return to be borne [CONFIDENTIAL TREATMENT REQUESTED/*/% by Avici and [CONFIDENTIAL TREATMENT REQUESTED/*/% by Nortel), other than the GST Units, Beta Unit and Demo Unit (each as defined in Section 8 of this Agreement), shipped by Avici to Nortel or to a third party at the request of Nortel. In consideration of the costs incurred by Avici in connection with the return of all such TSR equipment, Nortel will transfer all of its right, title and interest in and to the GST Units to Avici effective upon the execution of this Agreement. Nortel shall have no further right, title or interest in or to the Beta Unit and the GST Units following the execution of this Agreement.


5.  COVENANTS


    5.1. Filing of Restated Certificate of Incorporation. Nortel shall execute the Stockholders Consent attached hereto as Appendix II and shall further cooperate with Avici to allow


---------------------
/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          Avici to cause the filing of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

    5.2. Further Assurances. Each Party agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

    5.3. INM Agreement. The parties shall enter into a Nortel INM Agreement whereby Nortel will extend its Integrated Network Manager (INM) product, such that the product will include interfaces that will allow it to manage the Avici TSR. The terms of the agreement shall be no less favorable to Avici than the terms Nortel offers to other nonaffiliated third parties offering Nortel similarly valued consideration in return for similar INM extensions. The functionality provided within INM for the TSR shall be no less than that provided for the Versalar25000 or Cisco12000 and other similar products, unless functionality differences are attributable to differences in the features supported by such products. Nortel will provide ongoing INM updates, and will make reasonable efforts to promptly update INM as Avici provides new TSR MIBs. Avici shall have the right to sell the TSR-related loads of INM to its customers. Provided INM is given a reasonable amount of time to complete INM-development work relating to the TSR, completion of such development must be complete before the associated product release of the TSR. Subject to the satisfactory completion and delivery of the INM tool to Avici, the cost to Avici for the tool will be [CONFIDENTIAL TREATMENT REQUESTED]/*/, provided that the minimum payment due from Avici to Nortel shall be [CONFIDENTIAL TREATMENT REQUESTED]/*/

    5.4. Avici hereby grants Nortel, until the sooner of the execution of the Nortel INM Agreement or six months from the Effective Date, a non-exclusive, worldwide, royalty-free, license in the MIB-information relating to the TSR, with the right to distribute (directly or indirectly), and license such MIB-information, provided that the MIB information is distributed and licensed only in an non-operational state and only as part of its INM product. Upon execution of the INM Agreement, this license shall terminate. Notwithstanding anything in this grant, and without limiting the generality of the foregoing, Nortel cannot use the MIB-information except when using the INM product to manage the TSR.

    5.5. Employee Notification. Promptly following the execution of this Agreement, each Party shall notify those of its employees who have had access to the Confidential Information of the other Party of their obligations under this Agreement, including without limitation, the obligations set forth in Section 3 hereof.


---------------------
/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

6.  CUSTOMER ISSUES


    6.1. Systems Integrator. For three (3) months following the Effective Date, at the request of GST/NTON, Qwest and any other customer that is mutually agreed upon by the Parties ("Customer"), Nortel shall act as a Systems Integrator of Avici Products with respect to such Customer. In such event,:

          (a) Customer shall enter into (i) a formal or other binding agreement directly with Avici to purchase/license the desired Avici Products and (ii) a formal or other binding agreement ("Integration Agreement") directly with Nortel that governs Nortel's role as a Systems Integrator; and,

          (b) Provided that Avici consents to the terms of the Integration Agreement, which consent shall not be unreasonably withheld, Avici shall in good faith cooperate with and assist Nortel in meeting Nortel's obligations under the Integration Agreement, and any other agreement that is ancillary to the Integration Agreement.

7.  PERSONNEL MATTERS


    7.1. For a period of twelve (12) months following July 1, 1999, neither Party (the "Non-Hiring Party") shall:

          (a) solicit for employment, directly or indirectly, whether as an employee, agent, contract worker, independent contractor or any individual in a similar capacity, any employee of the other Party, provided however, and except as set forth in section 7.1(b), that this Section 7.1(a) shall not prevent either Party from soliciting such other Party's employees if such solicitation takes place solely by means of a general solicitation of employment, by advertisements, or by engaging firms to conduct searches that are not specifically directed towards employees of the other Party any employee of the other Party; and,

          (b) offer employment to, or hire, directly or indirectly, whether as an employee, agent, contract worker, independent contractor or in any similar capacity, any employee of the other Party with whom the Non-Hiring Party has had substantial direct contact prior to or after the Effective Date of this Agreement, including the employees restricted under Section 7.2 of this Agreement.

    7.2. No Nortel employee, agent, contract worker, contractor or other individual listed on Appendix III hereto shall work on (or consult with any individual working on) the design, development, marketing or manufacture of high speed internet routers and router switches, or products related thereto for the period of time set forth opposite each such individual's name on Appendix III attached hereto, except as set forth in Appendix III.


8.  SALE OF TSR EQUIPMENT AND PAYMENT

    8.1. Sale of TSR Equipment. In connection with the Relationship, Nortel confirms that it has purchased [CONFIDENTIAL TREATMENT REQUESTED]/*/ TSR units from Avici, to be used by GST/NTON (the "GST Units"). Nortel shall pay Avici [CONFIDENTIAL TREATMENT REQUESTED]/*/ for the GST Units. The GST Units were purchased on an "as is" basis and the sale is final and unconditional.

    8.2. Payment for Beta Unit at Qwest. In connection with the Relationship, Nortel and Avici placed one (1) Avici TSR beta test unit (the "Beta Unit") at Qwest. Nortel shall pay Avici $[CONFIDENTIAL TREATMENT REQUESTED]/*/. All right, title and interest to the Beta Unit shall vest exclusively in Avici.

    8.3. Sale of TSR Demo Unit. In connection with the Avici TSR demonstration unit (the "Demo Unit") ordered by Nortel from Avici and shipped to Nortel in Q2 1999, Nortel shall pay Avici [CONFIDENTIAL TREATMENT REQUESTED]/*/. This sale is final and unconditional, except that (i) [CONFIDENTIAL TREATMENT REQUESTED]/*/ and (ii) Nortel shall use the Demo Unit solely for the purpose of interoperability testing and for no other purpose.

    8.4. Payment. The amounts owed by Nortel to Avici shall be currently due and payable and may, at the option of Nortel, be offset against all amounts owed by Avici to Nortel as of the date of this Agreement for services provided by Nortel to Avici. Notwithstanding anything to the contrary in any agreement executed by and between Nortel and Avici, all amounts owed by Avici to Nortel as of the date of this Agreement (other than amounts that have been offset pursuant to the preceding sentence), shall be payable upon the earlier to occur of thirty (30) days following the first closing of the next round of equity financing of Avici or ninety days following the date of this Agreement.


9.  RELEASE

    9.1. In consideration of mutual releases and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties and mutual promises and covenants contained in this Agreement, Avici, on behalf of itself and each of its corporate parents, subsidiaries and affiliates (individually and collectively, "AVICI RELEASOR") generally, unconditionally and irrevocably releases and discharges Nortel, and its corporate



---------------------
/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          parents, subsidiaries and affiliates and all of their respective present and former directors, officers, employees, agents, successors, assigns, transferees and beneficiaries (individually and collectively, "NORTEL RELEASEE") from all actions, causes of action, accounts, agreements, bonds, bills, covenants, contracts, controversies, claims, damages, demands, debts, dues, extents, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, specialties, suits, sums of money, trespasses and variances whatsoever, whether known or unknown, in law, admiralty or equity which each AVICI RELEASOR ever had, now has, or may at any time or from time to time have, arising out of or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Effective Date, which would not have occurred but for the Relationship (collectively, "Actions"), including, without limiting the foregoing, any Action arising from or relating to:

          (a) any negotiation, execution, termination, performance or lack of performance under:

               .  any of the Prior Agreements, or

               . any other written or oral contracts in effect between any AVICI RELEASOR and any NORTEL RELEASEE;

          (b)  Nortel's cessation of the distribution of Avici's products;

          (c)  any NORTEL RELEASEE not offering to acquire control of Avici; and

          (d) Nortel's cessation of the performance, negotiation, or contemplation of any commenced or proposed activity, including any Assistance Activity, relating to the Assistance Agreement.


          This Section 9.1 does not apply to any Action that an AVICI RELEASOR may have against a NORTEL RELEASEE arising from or relating to:

          (e)  any obligation of Nortel set forth in this Agreement;

          (f) a material misappropriation or infringement by a NORTEL RELEASEE of a material element of Avici Technology and/or Avici's Intellectual Property Rights; and

          (g) the sections that shall survive the termination of each of the Distribution Agreement, Technology License Agreement and Assistance Agreement, respectively, as set out in Section 2 hereunder, which sections include without limitation Section 17 of the Technology License Agreement, Section 17 of the Distribution Agreement, and Section 9 of the Assistance Agreement.

     9.2. In consideration of mutual releases and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties and mutual promises and covenants contained in this

          Agreement, NNI, on behalf of itself and each of its corporate parents, subsidiaries and affiliates (individually and collectively, a "NORTEL RELEASOR") generally, unconditionally and irrevocably releases and discharges Avici, and its corporate parents, subsidiaries and affiliates and all of their respective present and former directors, officers, employees, agents, successors, assigns, transferees and beneficiaries (collectively, "AVICI RELEASEE") from all actions, causes of action, accounts, agreements, bonds, bills, covenants, contracts, controversies, claims, damages, demands, debts, dues, extents, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, specialties, suits, sums of money, trespasses and variances whatsoever, whether known or unknown, in law, admiralty or equity which each NORTEL RELEASOR ever had, now has, or may at any time or from time to time have, arising out of or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Effective Date, which would not have occurred but for the Relationship (collectively, "Actions"), including, without limiting the foregoing, any Action arising from or relating to:

          (a) any negotiation, execution, termination, performance or lack of performance under:

               .  any of the Prior Agreements, or

               . any other written or oral contract in effect between any NORTEL RELEASOR and any AVICI RELEASEE.

          This Section 9.2 does not apply to any Action that a NORTEL RELEASOR may have against an AVICI RELEASEE arising from or relating to:

          (b)  any obligation of Avici set forth in this Agreement;

          (c) a material misappropriation or infringement by an AVICI RELEASEE of a material element of Nortel Technology and/or Nortel's Intellectual Property Rights, except for any Claim by a NORTEL RELEASOR for acts occurring before the Effective Date of this Agreement with regard to Avici's "Nutcracker" customer support testing software, which Claim, if any, is expressly released hereunder; and

          (d) the sections that shall survive the termination of each of the Distribution Agreement, Technology License Agreement and Assistance Agreement, respectively, as set out in Section 2 hereunder, which sections include without limitation Section 17 of the Technology License Agreement, Section 17 of the Distribution Agreement, and Section 9 of the Assistance Agreement.

10.  NOTICES


     10.1. Any and all notices or other information to be provided by one Party to another shall be in writing and shall be deemed sufficiently given when sent by prepaid registered or certified first-class mail, overnight courier, facsimile transmission with confirming receipt, or hand delivery to the other Party at the following address:

            If to Nortel:

            Nortel Networks Corp.
            8200 Dixie Road, Suite 100
            Brampton, Ontario L6T 5P6
            Canada
            Fax No.: (905) 863-8261

            Attention: Mergers and Acquisitions Department


            Copy to:

            Nortel Networks Inc.
            200 Athens Way
            Nashville, TN 37228
            Fax No.: (615) 734-4067

            Attention: Legal Department


            If to Avici:

            Avici Systems Inc.
            101 Billerica Avenue
            North Billerica, MA  01862
            Fax No.: (978) 964-2100

            Attention:  President and Chief Executive Officer


            Copy to:

            Testa, Hurwitz & Thibeault, LLP
            125 High Street
            Boston, MA  02110
            Fax No.:  (617) 248-7100

            Attention:  John A. Meltaus, Esq.

           or such other address as such Party may designate by giving thirty
           (30) days prior written notice.

    10.2. Such notices shall be deemed to have been received five (5) business days after mailing if sent by mail, and the following business day if sent by facsimile transmission, overnight courier or delivered by hand.

11. GENERAL


    11.1. No agency, partnership, joint venture or employment relationship is or shall be created by virtue of this Agreement.

    11.2. No Party shall use the name of the other in any advertising, public relations or media release without the prior written consent of the other Party. The Parties agree that the terms and conditions of this Agreement shall be treated as Confidential Information which shall not be disclosed to any third party without the prior written consent of the non-disclosing Party, provided, however, that each Party may disclose the terms and conditions of the Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the Parties; (iv) in confidence, to accountants, banks, investors and other financing sources and their advisors; (v) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vi) in confidence, in connection with an actual or proposed merger, acquisition, or similar transaction.

    11.3. No Party shall have the right to delegate any duty or assign any right hereunder without the prior written consent of the other Party, provided, however, that Avici may assign all of its rights hereunder as part of a sale of all or substantially all of the assets of Avici. Notwithstanding the foregoing, NNI shall have the right to delegate or assign this Agreement or any right hereunder to Nortel Networks Corporation or any Subsidiary of Nortel Networks Corporation without the consent of Avici. A merger, consolidation or sale of more than fifty percent (50%) of the equity securities of Avici shall not be deemed to be an assignment for the purposes of this Agreement.

    11.4. If the performance by a Party of any of its obligations under this Agreement shall be interfered with by reason of any circumstances beyond the reasonable control of that Party, including without limitation, fire, explosion, acts of God, war, revolution, civil commotion, unavailability of supplies or sources of energy, power failure, breakdown of machinery, or labor difficulties, including without limitation, strikes, slowdowns, picketing or boycotts, then that Party shall be excused from such performance for a period equal to the delay resulting from the applicable circumstances and such additional period as may be reasonably necessary to allow that Party to resume its performance. With respect to labor difficulties as described above, a Party shall not be obligated to accede to any demands being made by employees or other personnel. This provision shall not apply to the performance of any payment obligations.

   11.5. The attached Appendices form part of this Agreement. This Agreement may not be amended or modified except in a writing executed by the duly authorized representatives of the Parties. Neither Party shall be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving Party, and then only to the extent specifically set forth in such writing. The waiver by either Party of a breach of any provision of this Agreement by the other Party will not operate or be interpreted as a waiver of any other or subsequent breach.

   11.6. In the event that any provision of this Agreement is found to be invalid, voidable or unenforceable, the Parties agree that unless such provision materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining portions herein, and that the provisions in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision. In the event that any provision of this Agreement is found to be invalid, voidable or unenforceable, and such provision materially affects the entire intent and purpose of this Agreement, the Parties shall negotiate in good faith to enter into a new agreement replacing this Agreement. In the event that the Parties are unable to enter into a new agreement replacing this Agreement, this Agreement shall terminate.

   11.7. This Agreement and the surviving provisions of the Prior Agreements as amended by this Agreement constitute the entire agreement between the Parties and supersede all prior written or oral agreements between the Parties concerning the subject matter hereof.

   11.8. This Agreement and all matters related hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflict of laws principles, and the Parties consent to personal and exclusive jurisdiction and venue in the state and federal courts sitting in Suffolk and Middlesex counties, Massachusetts. Process may be served on either Party by using the notice provisions of Section 10 above.

    11.9. Each Party represents and warrants that it has obtained all rights and waivers necessary to grant the rights, title and interests granted to the other Party under this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above.

Nortel Networks Inc.                      Avici Systems Inc.


/s/ Klaus M. Buechner                     /s/ Surya Panditi
--------------------                      -----------------
Authorized Signature                      Authorized Signature

Klaus M. Buechner,
S.V.P. Corporate Strategy & Alliances     Surya Panditi, President & CEO
-------------------------------------     ------------------------------
Name and Title                            Name and Title

                            APPENDIX I: DEFINITIONS
                            -----------------------

"Activity Description" has the meaning given to that term in the Assistance Agreement;

"Agreement" means this document, including all Appendices attached hereto and any amendments as may be, from time to time, mutually agreed in writing and signed by authorized representatives of the Parties;

"Assistance Activity" has the meaning given to that term in the Assistance Agreement;

"Assistance Agreement" means the Nortel - Avici Assistance Agreement executed by and between Nortel and Avici, dated as of January 28, 1998 and terminated pursuant to the terms and conditions of this Agreement. The Assistance Agreement, pursuant to Section 2.1 thereof, shall include all Activity Descriptions executed by and between the Parties, including any such Activity Descriptions executed pursuant to this Agreement;

"Avici" means Avici Systems Inc. and all of its Subsidiaries;

"Avici Product" means any present or future product which Avici develops, licenses or sells, and shall include any enhancement, replacement, modification or evolution of any such Avici Product or any portions thereof;

"Avici Technology" has the meaning given to that term in the Technology License Agreement;

"Background IPR" has the meaning given to that term in the Assistance Agreement;

"Confidential Information" means any business, marketing, technical, scientific or other information obtained from any Party which, at the time it is obtained, is designated as confidential (or like designation), is disclosed in circumstances of confidence, or would be understood by the Parties, exercising reasonable business judgment, to be confidential. Confidential Information shall include, without limitation, the terms and conditions of this Agreement;

"Contracted Work" has the meaning given to that term in the Assistance
Agreement;

"Distribution Agreement" means the Distribution Agreement executed by and between Nortel and Avici, dated as of January 28, 1998 and terminated pursuant to the terms and conditions of this Agreement;

"Effective Date" means the date that this Agreement was made and entered into as set forth in the first sentence of this Agreement;

"Foreground IPR" has the meaning given to that term in the Assistance Agreement;

"Intellectual Property Rights" means all rights in any invention, discovery, improvement, utility model, copyright, industrial design or mask work right, and all rights of whatsoever nature in computer software and data, Confidential Information, trade secrets or know-how, and all intangible rights or privileges of a nature similar to any of the foregoing, in every case in any part of the world and whether or not registered, and shall include all rights in any applications and granted registrations for any of the foregoing. Intellectual Property Rights shall include the subject matter thereof;

"NNI" means Nortel Networks Inc.;

"Nortel Product" means any present or future product which Nortel develops, licenses or sells, and shall include any enhancement, replacement, modification or evolution of any such Nortel Product or any portions thereof;

"Party" means either Nortel or Avici; "Parties" means both Nortel and Avici;

"PLM Function" means a function that involves the following activities: (1) Develop the product strategy, business case, and perform product business analysis (2) Work with marketing and sales to bring in project values to the customer value proposition (3) Develop and manage project specifics as it relates to product portfolio (4) Assist Product Development to develop and maintain the detailed feature specifications required to satisfy customer needs
(5) Coordination of PLM team support (6) Feed-in and feed-out project information into the LOB product-line manager (7) Manage cross-Project dependencies and opportunities (8) Facilitate cross-line-of-business opportunities and alliances (9) Select field trial and lead customers (10)Work with Marketing and Sales departments to ensure the lead customer provides adequate feature coverage (11) Collateral and Pre-Sales Support;

"Prior Agreements" means the Distribution Agreement, Technology License Agreement, Assistance Agreement, Series C Convertible Preferred Stock Purchase Agreement dated as of January 28, 1998 by and between Avici and Nortel, EMC Module Supply Agreement dated as of May 5, 1999 by and between Avici and Nortel, Series D Convertible Preferred Stock Purchase Agreement dated as of January 28, 1998 by and among Avici, Nortel and the other Purchasers named therein, and the Third Amended and Restated Investor Rights Agreement dated as of March 31, 1998 by and among Avici, the Investors named therein and the Founders named therein;

"Product Development Work" has the meaning given to that term in the Assistance Agreement;

"Residuals" means information of a general nature, such as general knowledge, ideas or concepts, that is retained in the unaided memories of the Receiving Party's employees (without reference to any material which is written, stored in magnetic, electronic or physical form or otherwise fixed), as the result of exposure to the Disclosing Party's Confidential Information. An employee's memory is unaided only if the employee has not memorized the Disclosing Party's Confidential Information for the purpose of retaining and subsequently improperly using or improperly disclosing it. Residuals shall not include the unique Avici implementations (as of the date of the completion of the last Activity Description set forth in Section 3.1 of this Agreement) of the following technologies:

   (i)    forwarding/packet classification/scheduling technology including:
          .  Avitri - Search Tree Builder;
          .  Forwarding engine implementation;
          . Scheduler that enables scaling, multi-cast and composite trunking; and,
          .  Distributed source routing for internal fabric routing;
          . Methods for maintaining packet order while performing the lookup in parallel on multiple lookup engines;

   (ii)   switch fabric technology including:
          .  toroidal mesh with passive backplane interconnect;
          .  distributed fabric control; and,
          . the topology, flow control mechanisms, including virtual networks, buffer organization, insertion and extraction mechanisms, fabric router architecture and logical organization, signaling methods, error control methods employed in the Avici routing fabric, packet division into flits and wormhole routing;
          . methods for distributing network timing, as long as such methods do not include Technology, Confidential Information, or Intellectual Property Rights belonging to Nortel.

   (iii)  quality of service (QOS) technology including:
          .  Unique implementation of RED, WFQ, GPRA/GPRS;
          .  Unique queue management and organization;
          .  Fabric priority and tournament search

   (iv)   composite trunking; and,

   (v)    packet descriptor layer definition and implementation.

"Restated Certificate of Incorporation" means the Restated Certificate of Incorporation of Avici Systems Inc., which is attached as an exhibit to the Stockholders Consent;

"Stockholders Consent" means the Avici Systems Inc. Written Consent of Stockholders in Lieu of a Special Meeting, which is attached to the Agreement as Appendix II;

"Schedule C Entries" means all the descriptions of technology licensed by Nortel to Avici under the Technology License Agreement, which descriptions were executed by the Parties in accordance with section 7.2 of the Technology License Agreement, prior to the Effective Date;

"Subsidiary" of a Party means any corporation or other legal entity in which that Party directly or indirectly owns or controls, and continues to own or control, fifty percent (50%) or more of the voting stock or shares;

"Systems Integrator" means a person, corporation or other legal entity that plans, coordinates, integrates, manages, schedules, tests, improves and/or maintains a network, where such network comprises communications and other sorts of equipment and systems that have been sourced from a plurality of vendors;

"Technology" has the meaning given to that term in the Technology License Agreement;

"Technology License Agreement" means the Technology License and Agreement executed by and between Nortel and Avici, dated as of January 28, 1998 and terminated pursuant to the terms and conditions of this Agreement. The Technology License Agreement, pursuant to Section 7.2 thereof, shall include all Schedule C Entries executed by and between the Parties prior to the Effective Date; and

"Avici Terabit Router" has the meaning given to that term in the Technology License Agreement.

                                  APPENDIX II
                                  -----------

                               AVICI SYSTEMS INC.

   Written Consent of Stockholders in Lieu of Special Meeting of Stockholders
   --------------------------------------------------------------------------

                        Effective as of August __, 1999

     The undersigned stockholders of Avici Systems Inc., a Delaware corporation (the "Corporation"), do hereby adopt, pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, the following resolutions by consent and without a meeting:


Restated Certificate of Incorporation


RESOLVED:   That, the Restated Certificate of Incorporation of the
            Corporation in the form attached hereto as Exhibit A (the
            "Certificate of Incorporation") be filed with the Division of Corporations, Department of State in the State of Delaware and that such Restated Certificate of Incorporation is hereby adopted, approved, ratified and confirmed in all respects.

General
-------

RESOLVED:   That the officers of the Corporation hereby are, and each of them singly hereby is, authorized to execute and deliver all such instruments, make such payments, make all such filings and do all such other acts and things as in their opinion, or in the opinion of any of them, may be necessary or appropriate in order to carry out the intents and purposes of the foregoing resolutions.

     The undersigned further direct that this Consent shall be filed in the minute books of the Corporation with the minutes of the meetings of the stockholders. This written consent may be signed in separate counterparts and is effective as of the date first written above.


                              By:
                                 -----------------------------------
                                 Print Name of Stockholder:

                                  APPENDIX III
                                  ------------

NORTEL EMPLOYEE                END AND NATURE OF RESTRICTION
--------------------------------------------------------------------------------

[CONFIDENTIAL TREATMENT        March 31, 2000, as set out in section 7.2 except
REQUESTED]/*/                  that [CONFIDENTIAL TREATMENT REQUESTED]/*/ may
                               work on (or consult with any individual working on) any Nortel Product that does not directly compete with the TSR, in a PLM Function.
                               Notwithstanding anything to the contrary in this Agreement, Nortel's Bay RS Product shall not be considered a competing product for the purposes of this restriction.

[CONFIDENTIAL TREATMENT        June 30, 2000
REQUESTED]/*/

[CONFIDENTIAL TREATMENT        March 31, 2000, as set out in section 7.2,
REQUESTED]/*/                  except that [CONFIDENTIAL TREATMENT REQUESTED]/*/
                               may work on (or consult with any individual working on) any Nortel Product created under Nortel's Equinox Project, provided such Nortel
                               Product does not involve interconnect technology based on or related to toroidal mesh or modified toroidal mesh architectures.

[CONFIDENTIAL TREATMENT        March 31, 2000
REQUESTED]/*/

[CONFIDENTIAL TREATMENT        September 30, 1999
REQUESTED]/*/

[CONFIDENTIAL TREATMENT        March 31, 2000, as set out in section 7.2 except
REQUESTED]/*/                  that [CONFIDENTIAL TREATMENT REQUESTED]/*/ may
                               work on (or consult with any individual working on) any Nortel Product created under Nortel's
                               Equinox Project, provided such Nortel Product does not involve interconnect technology based on or related to toroidal mesh or modified toroidal mesh architectures.

[CONFIDENTIAL TREATMENT        June 30, 2000
REQUESTED]/*/




---------------------
/*/ [CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.